UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2007
3D SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-22250	95-4431352
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
333 Three D Systems Circle
Rock Hill, SC 29730
(Address of Principal Executive Offices)(Zip Code)
Registrant’s telephone number, including area code: (803) 326-3900
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.      Results of Operations and Financial Condition.
     On May 10, 2007, 3D Systems Corporation (the “Company”) issued a press release announcing a delay in filing its Quarterly Report on Form 10-Q for the period ended March 31, 2007 and setting forth the Company’s preliminary operating results for the quarterly period ended March 31, 2007. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 2.02 by this reference. The information in this Item (and in such press release) shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.
Item 7.01.      Regulation FD Disclosure.
     Included in the press release mentioned above is an announcement that the Company plans to hold a conference call and webcast at 8:30 a.m. Eastern Time on Friday, May 11, 2007, to discuss its preliminary operating results for the quarterly period ended March 31, 2007. A copy of this press release, which contains additional information regarding how to access the conference call and webcast and how to listen to a recorded playback of the call after it is completed, is attached as Exhibit 99.1 to this Current Report on Form 8-K. The slides to be presented on the webcast are attached as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference. The information in this Item (and in such press release and webcast slides shall not be treated as being filed for purposes of the Securities Exchange Act of 1934, as amended.
Item 9.01.      Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press release dated May 10, 2007.

99.2	Webcast slides dated May 11, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: May 11, 2007

	By:	/s/ Robert M. Grace, Jr.

(Signature)
	Name:	Robert M. Grace, Jr.
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release dated May 10, 2007.
99.2	Webcast slides dated May 11, 2007.